UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Morgans Hotel Group Co.

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On May 29, 2013, Morgans Hotel Group Co. issued a press release regarding the decision by its Board of Directors to terminate its stockholder rights plan, commonly known as a “poison pill,” on or before October 3, 2013. A copy of the press release is set forth below.

MORGANS HOTEL GROUP BOARD VOTES TO ELIMINATE POISION PILL

New York, May 29, 2013, Morgans Hotel Group Co. (NASDAQ: MHGC) (“MHG” or the “Company”) today announced that its Board of Directors has voted to terminate the Company’s stockholder rights plan, commonly known as a “poison pill,” on or before October 3, 2013. Additionally, the Company has established a new policy that requires stockholder approval of any future stockholder rights plan either prior to, or within twelve months of adoption of, such plan.

“The decision to terminate the plan early and establish a new policy reflects our ongoing commitment to good corporate governance practices and responsiveness to our stockholders,” said Michael Gross, CEO of the Company.

The Board’s action today will accelerate the expiration of the Company’s stockholder rights plan, which was scheduled to expire in October 2015, by two years. The stockholder rights plan was originally adopted in October 2007 and was extended several times, most recently in October 2012.

As a result of the Board’s action, UNITE HERE has agreed to withdraw its stockholder proposal related to the Company’s stockholders rights plan, and therefore such proposal will not be presented at the Company’s 2013 annual meeting of stockholders. Stockholders who have already voted on the WHITE proxy card do not need to take further action.

ABOUT MORGANS HOTEL GROUP

Morgans Hotel Group Co. (NASDAQ: MHGC) is widely credited as the creator of the first “boutique” hotel and a continuing leader of the hotel industry’s boutique sector. Morgans Hotel Group operates Delano in South Beach and Marrakech, Mondrian in Los Angeles, South Beach and New York, Hudson in New York, Morgans and Royalton in New York, Shore Club in South Beach, Clift in San Francisco, Ames in Boston and Sanderson and St Martins Lane in London. Morgans Hotel Group has ownership interests or owns several of these hotels. Morgans Hotel Group has other property transactions in various stages of completion, including Delano properties in Las Vegas, Nevada; Cesme, Turkey and Moscow, Russia; Mondrian properties in London, England; Istanbul, Turkey; Doha, Qatar and Baha Mar in Nassau, The Bahamas; and a Hudson in London, England. Morgans Hotel Group also owns a 90% controlling interest in The Light Group, a leading lifestyle food and beverage company. For more information please visit www.morganshotelgroup.com.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the operating performance of our investments and financing needs.

Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. These forward-looking statements reflect our current views about future events, including the proposed deleveraging transaction, the proposed rights offering and related proposed transactions, and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ materially from those expressed in any forward-looking statement. Important risks and factors that could cause our actual results to differ materially from those expressed in any forward-looking statements include, but are not limited to economic, business, competitive market and regulatory conditions such as: a sustained downturn in economic and market conditions, both in the U.S. and internationally, particularly as it impacts demand for travel, hotels, dining and entertainment; our levels of debt, our ability to refinance our current outstanding debt, repay outstanding debt or make payments on guaranties as they may become due, our ability to access the capital markets and the ability of our joint ventures to do the foregoing; our history of losses; our ability to compete in the “boutique” or “lifestyle” hotel segments of the hospitality industry and changes in the competitive environment in our industry and the markets where we invest; our ability to protect the value of our name, image and brands and our intellectual property; risks related to natural disasters, terrorist attacks, the threat of terrorist attacks and similar disasters; and other risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the Securities and Exchange Commission (“SEC”) on March 6, 2013, as amended by the Form 10-K/A filed on April 30, 2013, and other documents filed by the Company with the SEC from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

IMPORTANT ADDITIONAL INFORMATION

On May 23, 2013, the Company filed a definitive proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for its 2013 Annual Meeting of Stockholders. Stockholders are strongly advised to read the Company’s 2013 proxy statement because it contains important information. Stockholders may obtain a free copy of the 2013 proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at www.morganshotelgroup.com.

CONTACTS

Investors:

Richard Szymanski, Morgans Hotel Group Co., (212) 277-4188

Richard H. Grubaugh, D.F. King & Co., Inc., (212) 493-6950, RGRUBAUGH@dfking.com

Media:

Lex Suvanto or Neil Maitland, Abernathy MacGregor, (212) 371-5999 LEX@abmac.com or NAM@abmac.com